UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material under §240.14a-12
Atlas Energy Solutions Inc.
(Name of Registrant as Specified In Its Charter)

N/A
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Atlas Energy Solutions Inc.
5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730
(512) 220-1200
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To the stockholders of Atlas Energy Solutions Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Atlas Energy Solutions Inc. (“Atlas” or the “Company”) will be held at the Company’s corporate headquarters at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730, on May 9, 2024 at 10:00 a.m. Central Time. The Annual Meeting is being held for the following purposes:
1.
election to the Company’s Board of Directors of the two Class I directors set forth in the accompanying proxy statement, each of whom will hold office until the 2027 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal;

2.	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.	transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (NYSE: AESI), at the close of business on March 18, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
YOUR VOTE IS IMPORTANT. Voting promptly, regardless of the number of shares of Common Stock you own, will aid us in reducing the expense of any further proxy solicitation in connection with the Annual Meeting. We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.
REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS. If you are a registered stockholder as of the Record Date, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:
•	Internet: Use the website listed on the Notice of Internet Availability (the “Notice”);
•	Telephone: Use the toll-free number listed on the Notice;
•	Mail: Sign, date and return your proxy card in the provided pre-addressed envelope; or
•	At the Annual Meeting: Attend the Annual Meeting at the location described in the Notice and vote in person.
If your shares are held in “street name,” that is, your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee, as your record holder, that must be followed for your record holder to vote your shares of Common Stock per your instructions. Internet voting will also be offered to stockholders holding shares of Common Stock in street name.
We urge you to review the enclosed proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that all holders of our Common Stock, regardless of the number of shares owned, participate in the affairs of Atlas.
Thank you for your investment in Atlas.
By Order of the Board of Directors,

Ben M. “Bud” Brigham
Executive Chairman of the Board of Atlas Energy Solutions Inc.
Austin, Texas
March 29, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON MAY 9, 2024: THE NOTICE OF THE ANNUAL
MEETING, THE PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR
ENDED DECEMBER 31, 2023, ARE AVAILABLE AT www. proxyvote.com.
The Notice of Internet Availability of Proxy Materials is first being mailed on or about March 29, 2024, and the proxy materials relating to the Annual Meeting will first be made available on or about the same date.

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
ATLAS ENERGY SOLUTIONS INC. 2024 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	10:00 a.m. Central Time, THURSDAY, MAY 9, 2024
Place:	In person at the corporate headquarters of Atlas Energy Solutions Inc., located at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730
Record Date:	March 18, 2024
Voting:
Holders of our Common Stock as of the Record Date are entitled to vote. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

MEETING AGENDA AND VOTING RECOMMENDATIONS
Board Vote Recommendation
Election of two directors	For each of the director nominees

Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	For

Transact such other business as may properly come before the Annual Meeting	—
BOARD NOMINEES
Name	Age	Director Since	Principal Occupation	Independent	AC	NCGC	CC
Ben M. “Bud” Brigham	64	2022	Executive Chairman
John Michael “Mike” Howard	50	2024	Chairman and Chief Executive Officer of Howard Midstream Energy Partners, LLC	X		X
AC: Audit Committee
NCGC: Nominating & Corporate Governance Committee
CC: Compensation Committee
i

ii

Atlas Energy Solutions Inc.
5918 W. Courtyard Drive, Suite 500
Austin, Texas 78730
(512) 220-1200
PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors (the “Board”) of Atlas Energy Solutions Inc. (the “Company”) is soliciting and requests your proxy for the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on May 9, 2024 at 10:00 a.m. Central Time at the Company’s corporate headquarters at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. We are soliciting proxies from holders of our common stock, par value $0.01 per share (the “Common Stock”).
ABOUT ATLAS ENERGY SOLUTIONS INC.
We are a leading proppant producer and proppant logistics provider, serving primarily the Permian Basin of West Texas and New Mexico. We operate 12 proppant production facilities across the Permian Basin with a combined annual production capacity of 28 million tons, including both large-scale in-basin facilities and smaller distributed mining units. We manage a portfolio of leading-edge logistics assets, which includes our 42-mile Dune Express conveyor system, which is currently under construction and is scheduled to come online in the fourth quarter of 2024. In addition to our conveyor infrastructure, we manage a fleet of 120 trucks, which are capable of delivering expanded payloads due to our custom-manufactured trailers and patented drop-depot process. Our approach to managing both our proppant production and proppant logistics operations is intently focused on leveraging technology, automation and remote operations to drive efficiencies.
We are a low-cost producer of various high-quality, locally sourced proppants used during the well completion process. We offer both dry and damp sand, and carry various mesh sizes including 100 mesh and 40/70 mesh. Proppant is a key component necessary to facilitate the recovery of hydrocarbons from oil and natural gas wells.
Our logistics platform is designed to increase the efficiency, safety and sustainability of the oil and natural gas industry within the Permian Basin. Proppant logistics is increasingly a differentiating factor affecting customer choice among proppant producers. The cost of delivering sand, even short distances, can be a significant component of customer spending on their well completions given the substantial volumes that are utilized in modern well designs.
We continue to invest in and pursue leading-edge technologies, including autonomous trucking, digital infrastructure, and artificial intelligence to support opportunities to gain efficiencies in our proppant logistics operations. To this end, we have recently taken delivery of next-generation dredge mining assets to drive efficiencies in our proppant production operations. These technology-focused investments aim to improve our cost structure and also combine to produce beneficial environmental and community impacts.
While our core business is fundamentally aligned with a lower emissions economy, our core obligation has been, and will always be, to our stockholders. We recognize that maximizing value for our stockholders requires that we optimize the outcomes for our broader stakeholders, including our employees, as well as the communities in which we operate. We are proud of the fact that our approach to innovation in the hydrocarbon industry while operating in an environmentally responsible manner creates immense value. Since our founding in 2017, our core mission has been to improve human beings’ access to the hydrocarbons that power our lives while also delivering differentiated social and environmental progress. Our Atlas team has driven innovation and has produced industry-leading environmental benefits by reducing energy consumption, emissions, and our aerial footprint. We call this Sustainable Environmental and Social Progress (“SESP”).
We were founded in 2017 by Ben M. “Bud” Brigham, our Executive Chairman, and are led by an entrepreneurial team with a history of constructive disruption bringing significant and complementary experience to this enterprise, including the perspective of longtime E&P operators, which provides for an elevated understanding of the end users of our products and services. Our executive management team has a proven track record with a history of generating positive returns and value creation. Our experience as E&P operators was instrumental to our understanding of the opportunity created by in-basin sand production and supply in the Permian Basin, which we view as North America’s premier shale resource and which we believe will remain its most active through economic cycles.
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
The purpose of the Annual Meeting is for our stockholders to consider and act upon the proposals described in this proxy statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Notice and Access of Proxy Materials
We are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. We have elected, in accordance with the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”), to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders and to post our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (collectively, the “proxy materials”) electronically. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. The Notice is first being mailed to our stockholders on or about March 29, 2024, and the proxy materials relating to the Annual Meeting will first be made available on or about the same date. The Notice instructs you how to access and review the proxy materials and how to submit your proxy via the Internet. The Notice also instructs you how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless specifically requested to do so.
Electronic Delivery
Registered stockholders may elect to receive future Notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.proxyvote.com. Stockholders who hold shares through a bank, brokerage firm or other nominee may also sign up for electronic delivery at www.proxyvote.com. In addition, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the Notices and proxy materials at any time by dialing 1-800-579-1639. Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.
Proposals to be Voted Upon at the Annual Meeting
At the Annual Meeting, our stockholders will be asked to consider and vote upon the following two proposals:
•
Proposal ONE: To elect to the Company’s Board of Directors the two Class I directors, Ben M. “Bud” Brigham and John Michael “Mike” Howard, each of whom will hold office until the 2027 Annual Meeting of Stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal; and

•	Proposal TWO: To ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. Management is not currently aware of any other business that might come before the Annual Meeting.
Recommendation of the Board
The Board has approved each of the proposals for inclusion in the proxy materials and recommends that you vote FOR the election of each of the director nominees to the Board (“Proposal ONE”); and FOR the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal TWO”).

Who May Vote
Our Common Stock is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Holders of the Common Stock will vote together as a single class on all matters presented at the Annual Meeting. Holders of Common Stock do not have the right to cumulate their votes for any particular matter. Each share of Common Stock outstanding at the close of business on March 18, 2024 (the “Record Date”) entitles the holder to one vote at the Annual Meeting. On the Record Date, there were 109,850,496 shares of Common Stock outstanding held by 80 stockholders of record (which number of stockholders does not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but includes each such institution as one holder).
Voting at the Annual Meeting
If on the Record Date you hold shares of our Common Stock that are represented by stock certificates or registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“EQ”), you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting in person, you may vote by Internet or telephone by following the instructions on the Notice. Alternatively, if you received a paper copy of the proxy materials by mail, you may give a proxy by completing and returning the proxy card by mail. To vote through the Internet or by telephone, you should have your Notice or proxy card available, so you can input the required information from the Notice or the proxy card. When you log onto the Internet website address, you will receive instructions on how to vote your shares.
Whether or not you plan to attend the Annual Meeting, we urge you to vote by way of the Internet or telephone or by completing and returning any proxy card you received. If you submit a proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of the Board stated in this proxy statement.
Any proxy given pursuant to this solicitation may be revoked by the person submitting such proxy at any time before its use by (1) delivering a written notice of revocation addressed to Atlas Energy Solutions Inc., Attn: General Counsel, 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730, (2) voting again by Internet or telephone, (3) completing and returning a proxy card bearing a later date or (4) attending the Annual Meeting and voting in person. Your last vote or proxy received prior to the deadline will be the vote or proxy that is counted. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request.
If on the Record Date you hold shares of our Common Stock in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name,” and these proxy materials will be provided to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account with them, and the nominee has enclosed or provided voting instructions for you to use in directing it how to vote your shares. The nominee that holds your shares, however, is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring to the Annual Meeting a legal proxy from your broker, bank or other nominee confirming your beneficial ownership of the shares. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you to ensure that your vote is counted.
If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your shares, your shares may constitute “broker non-votes.” Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. We will report the final results in a Current Report on Form 8-K that we will file with the SEC after the Annual Meeting.
Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all Notices and sets of proxy materials you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Quorum Requirement for the Annual Meeting
The presence at the Annual Meeting, whether in person or by valid proxy, of the persons holding a majority of shares of Common Stock outstanding as of the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. On the Record Date, there were 109,850,496 shares of Common Stock outstanding. Abstentions (i.e., if you or your broker marks “ABSTAIN” on a proxy) and broker non-votes will be considered to be shares present at the Annual Meeting for purposes of establishing a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner and (2) lacks discretionary authority to vote the shares. Brokers and other nominees have discretionary authority to vote on the ratification of our independent registered public accounting firm for beneficial owners who have not provided voting instructions. However, without voting instructions from the beneficial owners, they cannot vote on “non-routine” proposals, including the election of directors.
Required Votes
Election of Directors. Each director will be elected by the affirmative vote of the plurality of the votes validly cast by holders of shares entitled to vote on the election of directors at the Annual Meeting. Withheld votes and broker non-votes are not taken into account in determining the outcome of the election of directors.
Ratification of our Independent Registered Public Accounting Firm. Approval of the proposal to ratify the Audit Committee’s appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting. Broker non-votes are not taken into account in determining the outcome of this proposal, and abstentions will have the effect of a vote against this proposal.
Default Voting
A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted “FOR” the election to the Board of each of the director nominees listed in Proposal ONE and “FOR” Proposal TWO.
If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.
Other Matters to Be Voted on at the Annual Meeting
The Board is not currently aware of any business to be acted on at the Annual Meeting other than that which is described in the Notice and this proxy statement. If, however, other matters are properly brought to a vote at the Annual Meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the Annual Meeting, the persons designated as proxies will have discretion to vote on that proposal.

PROPOSAL ONE: ELECTION OF DIRECTORS
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following individuals for election as Class I directors of the Company, to serve for three-year terms beginning at the Annual Meeting and expiring at our 2027 Annual Meeting of Stockholders, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal:
Ben M. “Bud” Brigham

John Michael “Mike” Howard
Both of the nominees are currently directors of the Company and each of the nominees’ terms are expiring at the Annual Meeting. Since fewer nominees are named for director than the number fixed by the Company’s governing documents, the proxies cannot be voted for a greater number of persons than the number of nominees named. The Company’s stockholders are not being asked to vote separately on an amendment to the Company’s governing documents to reduce the size of the Board because the Company’s governing documents delegate the power to reduce the size of the Board solely to the Board and not to the Company’s stockholders.
If Mr. Brigham and Mr. Howard are re-elected to the Board, the size of the Board will bet eight members. Biographical information for each director nominee is contained in the “Directors and Executive Officers” section below.
The Board has no reason to believe that its director nominees will be unable or unwilling to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board recommends.
Vote Required
The election of directors in this Proposal ONE requires the affirmative vote of a plurality of the votes validly cast on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of the election of directors.
Recommendation
The Board unanimously recommends that stockholders vote FOR the election to the Board of each of the director nominees.

DIRECTOR NOMINEES
The Board has determined that its current composition provides a balanced mix of expertise, including with respect to the energy and logistics sectors, public company management, financial acumen and other expertise and diversity of ideas. The Board believes that each director nominee possesses the leadership, experience, qualifications, attributes and skills to make significant contributions to the Board, our stockholders and the Company as a whole. Additionally, the information detailed below specifies each nominee’s experience, qualifications, attributes and skills the Board considered in concluding that the nominee should serve as a director. There are no family relationships between any of our executive officers or directors.
Ben M. “Bud” Brigham

Age: 64 Director Since: 2022 Executive Chairman Committee Membership: None
Mr. Brigham is our founder and has served as the Executive Chairman of the Board since our inception in 2017, and served as our Chief Executive Officer from August 2022 until March 2024. Mr. Brigham has founded several upstream energy enterprises, including Brigham Exploration Company (“Brigham Exploration”) in 1990, which completed its initial public offering in 1997. Mr. Brigham served as its President, Chief Executive Officer and Chairman of the board of directors until its sale to Statoil ASA (“Statoil”) in December 2011.

In 2012, Mr. Brigham founded Anthem Ventures, LLC, a family office. In that same year he and others founded Brigham Resources Operating, LLC, which was subsequently sold to Diamondback Energy, Inc. (NASDAQ: FANG) in 2017. In 2012 he also co-founded Brigham Minerals, Inc. (“Brigham Minerals”) to pursue mineral acquisitions in top-tier domestic shale resource plays. Brigham Minerals completed its IPO in 2019, and Mr. Brigham served as its Executive Chairman until its merger with Sitio Royalties Corp. (NYSE: STR) (“Sitio Royalties”) in 2022.

In 2017, Mr. Brigham founded Brigham Exploration Company, LLC (the second entity founded by Mr. Brigham with such name) (“Brigham Exploration LLC”), a non-operating company focused on the Permian Basin. BEXP I, LP (“BEXP I”) was initially funded with Mr. Brigham’s capital, with subsequent investments by friends and family and a large institution. In the fourth quarter of 2021, new acreage and working interest acquisitions ceased in BEXP I, and BEXP II, LP commenced acreage and working interest acquisitions, with a larger capitalization including most of the BEXP I participants as well as additional institutions.

In 2022, he was a co-founder of Langford Energy Partners LLC, which pursues the acquisition, development and optimization of operated oil and gas properties in top-tier shale resource plays. In 2023, he co-founded Brigham Royalties, a private enterprise pursuing mineral interests primarily in the Permian Basin.

Prior to founding Brigham Exploration in 1990, Mr. Brigham served for six years as an exploration geophysicist with Rosewood Resources, Inc., an independent oil and natural gas exploration and production company, and as a seismic data processing geophysicist for Western Geophysical, a provider of 3D seismic services. Mr. Brigham earned a Bachelor of Science in Geophysics from the University of Texas at Austin. Mr. Brigham has served as a member of the National Petroleum Council and The Bureau of Economic Geology Visiting Committee. Mr. Brigham was inducted into the All American Wildcatters in April 2012 and into the Hart Energy Hall of Fame in November 2023.

Relevant Skills and Expertise:

Mr. Brigham has extensive knowledge and experience in the energy industry, business development and innovation, public company governance and leadership, and has been the leader of our Company since its inception.

John Michael “Mike” Howard

Age: 50 Director Since: 2024 Committee Membership: Nominating & Corporate Governance Committee
Since its founding in 2011, Mike Howard has served as Chairman and Chief Executive Officer of Howard Midstream Energy Partners, LLC (“HEP”), a diverse, multibillion-dollar energy company operating critical energy infrastructure in four states and Mexico. With more than 28 years of midstream energy experience, Mr. Howard is passionate about leading a purpose driven organization through some of the most challenging times in the oil and gas industry.

Prior to co-founding HEP in 2011, Mr. Howard was President of Midstream at Energy Transfer Partners (NYSE: ETP and ETE), a Fortune 100 energy company, where his responsibilities encompassed all aspects of the midstream, transportation and storage segments including business development, engineering, operations, contract administration, and compliance for both the regulated and non-regulated businesses. In addition to chairing the HEP Board of Directors, Mike serves on the Board of Directors of Jonah Energy LLC and the Boards of Trustees for the Texas A&M University, Kingsville Foundation, the United Way of Bexar County, and the Witte Museum. Mike received his Bachelor of Science in chemical engineering from Texas A&M University, Kingsville.

Relevant Skills and Expertise:

Mr. Howard has valuable managerial and financial experience and thorough knowledge of the energy industry.

INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS
The directors and executive officers of the Company are:
Name	Age	Title
Ben M. “Bud” Brigham	64	Executive Chairman and Director
John Turner	52	Chief Executive Officer, President and Chief Financial Officer
Chris Scholla	40	Chief Supply Chain Officer
Dathan C. Voelter	52	General Counsel and Secretary
Jeffrey Allison	59	Executive Vice President, Sales & Marketing
Gayle Burleson	58	Director
Stacy Hock	46	Director
John Michael “Mike” Howard	50	Director
A. Lance Langford	61	Director
Mark P. Mills	71	Director
Douglas Rogers	65	Director
Gregory M. Shepard	68	Director
Robb L. Voyles	66	Director
Set forth below is biographical information about each of our directors and executive officers.
Ben M. “Bud” Brigham—Executive Chairman and Director. Please see Mr. Brigham’s biography and related information set forth under the section titled “Director Nominees.”
John Turner—Chief Executive Officer, President and Chief Financial Officer. John Turner has served as our Chief Executive Officer since March 2024, as our President since November 2022 and as our Chief Financial Officer since April 2017. Mr. Turner has over 20 years of oil and natural gas industry experience. Prior to assuming his current role, Mr. Turner worked in various capacities for both public and private entities, with a focus on corporate finance, business development and strategic planning, including as Chief Financial Officer of Brigham Exploration LLC, Chief Financial Officer of Mediterranean Resources, LLC and Vice President of Brigham Exploration. Mr. Turner received a Bachelor of Business Administration and a Master of Business Administration from the McCombs School of Business at the University of Texas at Austin.
Chris Scholla—Chief Supply Chain Officer. Chris Scholla currently serves as our Chief Supply Chain Officer and served previously as our Vice President of Supply Chain and Logistics from November 2017 until his promotion to his current role in November of 2022. Mr. Scholla is responsible for our end-to-end supply chain operations, as well as customer service and support. Mr. Scholla led our entry into the oilfield logistics market in 2019 and oversees our strategic logistics growth initiatives. Prior to joining us in 2017, Mr. Scholla worked at Hexion Inc. and DuPont de Nemours, Inc. (NYSE: DD) in a number of business strategy, supply chain, procurement and operations roles. Mr. Scholla has over a decade of proppant experience and almost 20 years of global supply chain experience. He holds a bachelor’s degree in Supply Chain & Information Systems from The Pennsylvania State University and a Master of Business Administration with concentrations in operations and finance from the College of William & Mary. He also currently serves on the Board of Directors of the Permian Road Safety Coalition.
Dathan C. Voelter—General Counsel and Secretary. Dathan C. Voelter currently serves as our General Counsel and Secretary and served previously as our Deputy General Counsel and Secretary from April 2019 until his promotion to his current role in December 2021. Prior to joining us, Mr. Voelter served as Managing Counsel and Assistant Secretary of Andeavor and its midstream subsidiary, Andeavor Logistics LP, from September 2017 until February 2019, shortly after they were acquired by Marathon Petroleum Corp. (NYSE: MPC). Mr. Voelter also served as Associate General Counsel and Chief Compliance Officer of Itron, Inc. (NASD: ITRI) from 2016 to 2017 and held various executive leadership roles at Freescale Semiconductor Ltd. (NYSE: FSL) including Vice President and Chief Securities, Ethics and Compliance Counsel from 2005 until 2016, shortly after Freescale was acquired by NXP Semiconductors N.V. (NASDAQ: NXPI). Previously, Mr. Voelter was an attorney with Vinson & Elkins L.L.P. and he started his professional career as a public accountant with Coopers & Lybrand, L.L.P. Mr. Voelter received a Bachelor of Business Administration in International Business from the University of Texas at Austin and a Doctor of Jurisprudence summa cum laude from Baylor University School of Law.
Jeffrey Allison—Executive Vice President, Sales & Marketing. Jeffrey Allison has served as our Executive Vice President, Sales & Marketing since May 2022. Prior to joining us, Mr. Allison served as President of Allison Energy Consulting, LLC from July 2020 until May 2022. Mr. Allison also served in various roles with

Halliburton Company (NYSE: HAL) (“Halliburton”) over a 20-year period, including Mid-Continent Area Vice President from May 2018 until March 2020, where he led Halliburton’s business delivery in the area with accountability over business development (sales), operations, financial performance, HSE, capital execution and personnel development, and Executive Account Vice President from June 2010 until April 2018, where he provided oversight of strategic clients and accountability of all geographies, products and services, technology and commercial growth. Previously, Mr. Allison held various leadership and strategic roles with Baker Hughes INTEQ GmbH, Afognak Native Corporation and ConocoPhillips (NYSE: COP) both domestically and internationally. Mr. Allison currently sits on the Industry Advisory Board of Directors for the University of Oklahoma and has sat on several other industry advisory boards throughout his career, including the Petroleum Alliance of Oklahoma and the Petroleum Equipment & Services Association of Oklahoma. Mr. Allison received a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines.
Gayle Burleson—Director. Gayle Burleson has served as a member of our Board since March 2023 and currently serves on our Audit Committee and as chair of our Compensation Committee. Ms. Burleson served as a director of Brigham Minerals from January 2022 until its merger with Sitio Royalties in December 2022, where she currently serves on the board of directors. Ms. Burleson has served as a director for Select Water Solutions, Inc. since 2021, and previously served as a director for privately held Chisholm Energy Holdings, LLC from May 2021 until its acquisition by Earthstone Energy, Inc. (NYSE: ESTE) in February 2022. Ms. Burleson was most recently with Concho Resources Inc. (NYSE: CXO) (“Concho”) as the Senior Vice President of Business Development and Land and held that position from May 2017 until Concho’s acquisition by ConocoPhillips in January 2021. She was employed for 15 years at Concho in various roles and capacities with ever-increasing leadership responsibilities. Prior to joining Concho, Ms. Burleson served in a number of engineering and operations positions with BTA Oil Producers, LLC, Mobil Oil Corporation, Parker & Parsley Petroleum Company and Exxon Corporation. Ms. Burleson received her B.S. in Chemical Engineering from Texas Tech University. Ms. Burleson was appointed to our Board in March 2023 in connection with our initial public offering (our “IPO”) in light of her knowledge of the energy industry.
Stacy Hock—Director. Stacy Hock has served as a member of our Board since March 2023 and currently serves on our Nominating & Corporate Governance Committee. Since 2008, Ms. Hock has been a private investor and philanthropist. Ms. Hock served on the board of directors of Brigham Minerals from January 2022 until its merger with Sitio Royalties in December 2022. Since 2015, Ms. Hock has served on the boards of Aminex Therapeutics, a privately held clinical stage drug development company, and the Texas Public Policy Foundation. She has also served for the last ten years on the board of the African Dream Initiative. Since 2016, she has served on multiple boards associated with the University of Texas, including the Blanton Museum of Art National Leadership Board and The University of Texas at Austin McCombs MBA Advisory Board. In 2021, Ms. Hock joined the University of Austin Board of Advisors. In July 2023, Governor Abbott appointed Ms. Hock to serve on the Texas Higher Education Coordinating Board. Ms. Hock previously held senior management positions in the software industry, including IBM’s WebSphere Software Services business. Ms. Hock received her B.S. in Computer Science and Electrical Engineering from the Massachusetts Institute of Technology, and her M.B.A from the University of Texas at Austin. Ms. Hock was appointed to our Board in March 2023 in connection with our IPO due to her finance and investment experience as a private investor.
John Michael “Mike” Howard—Director. Please see Mr. Howard’s biography and related information set forth under the section titled “Director Nominees.”
A. Lance Langford—Director. A. Lance Langford has served as a member of our Board since March 2023 and currently serves on our Compensation Committee and as chair of our Nominating & Corporate Governance Committee. Mr. Langford served as a director of Atlas LLC since 2018, and previously served as a director of Brigham Minerals from August 2020 until its merger with Sitio Royalties in December 2022. Mr. Langford has over 30 years of oil and gas industry experience. He has served as the Chief Executive Officer of Langford Energy Partners I, LLC since 2020. He is also a co-founder and has served as a member of the general partner of Brigham Royalties Fund I, LP since 2023. Previously, he was the Chief Executive Officer, Co-Founder, and director of Luxe Energy LLC and Luxe Minerals LLC from 2015 to 2020. Prior to that, Mr. Langford served as Senior Vice President for Equinor ASA (formerly named Statoil ASA) from 2011 to 2015. From 1995 to 2011, Mr. Langford built and led Brigham Exploration’s engineering, operations, marketing and midstream departments, ultimately serving as Executive Vice President—Operations at the time the company was purchased by Statoil. He started his engineering career with Burlington Resources Inc. from 1987 to 1995. Mr. Langford earned a Bachelor of Science in Petroleum Engineering from Texas Tech University. Mr. Langford was appointed to our Board in March 2023 in connection with our IPO in light of his knowledge of the energy industry and familiarity and experience with Atlas LLC.

Mark P. Mills—Director. Mark P. Mills has served as a member of our Board since March 2023 and currently serves on our Compensation Committee. Mr. Mills has been a senior fellow at the Manhattan Institute, an economics and policy research institute, since 2013, and a faculty fellow at Northwestern University’s McCormick School of Engineering and Applied Science since 2014. He has also served as a strategic non-operating partner with Montrose Lane (an energy-tech venture fund) since 2017, and Chief Executive Officer of Digital Power Capital LLC, a boutique venture fund he co-founded in 2001 (which ceased operation in 2009). Previously, Mr. Mills was chairman and Chief Technology Officer of ICx Technologies, Inc., from 2005 to 2008, aiding in its public offering in 2007. Mr. Mills served in the White House Science Office under President Reagan and subsequently provided science and technology policy counsel to a variety of private-sector firms, the Department of Energy and U.S. research laboratories. Mr. Mills was a technology advisor for Bank of America Securities, Inc. and coauthor of the Huber-Mills Digital Power Report, a tech investment newsletter. Early in his career, Mr. Mills was an experimental physicist and development engineer at Bell Northern Research (Canada’s Bell Labs) and at the RCA David Sarnoff Research Center on microprocessors, fiber optics and missile guidance, earning several patents for his work. In 2016, Mr. Mills was named “Energy Writer of the Year” by the American Energy Society. Mr. Mills holds a degree in physics from Queen’s University, Ontario, Canada. Mr. Mills was appointed to our Board in March 2023 in connection with our IPO in light of his management skills and knowledge of the energy and the technology industries.
Douglas G. Rogers—Director. Douglas G. Rogers has served as a member of our Board since March 2023. Since 2015, Mr. Rogers has served as the Executive Director and Secretary/Treasurer of The Sealy & Smith Foundation, a charitable organization that has provided John Sealy Hospital and the University of Texas Medical Branch with over $1 billion in funding in furtherance of its mission to provide healthcare on Galveston Island, Texas. Mr. Rogers is also a member of the board of directors of The Sealy & Smith Foundation. Mr. Rogers holds a Bachelor of Business Administration degree from Texas A&M University. Mr. Rogers was appointed to our Board in March 2023 in connection with our IPO as a representative of The Sealy & Smith Foundation and because of his background in banking, real estate and investments.
Gregory M. Shepard—Director. Gregory M. Shepard has served as a member of our Board since September 2023 currently serves on our Nominating and Governance Committee. Mr. Shepard was on the board of directors of 20th Century Industries, later renamed 21st Century Insurance Group, from 1995 to 2004. In 2017, Mr. Shepard signed the initial private placement memorandum to invest in Atlas Sand Management Company, LLC. From 2014 to 2019, Mr. Shepard was the sole owner and founder of Wisconsin Northern White Sands Holdings LLC, which explored building proppant mines in Illinois, Wisconsin, Oklahoma and Texas. From 1996 to 2019, Mr. Shepard was an activist investor in publicly traded subsidiaries of mutual property-casualty insurance companies including Meridian Insurance Group, Inc., State Auto Financial Corp., Donegal Group Inc. and EMC Insurance Group Inc. Mr. Shepard led the Union Insurance Group as Chairman and President from 1985 to 2004, and Vice President from 1981 to 1985. Mr. Shepard was subjected to a cease-and-desist order from the SEC in June 2014 for violations of Section 16(a) of the Securities Exchange Act of 1934, as amended, stemming from failures to file timely reports of holdings and transactions from 2010 to 2011 in Donegal Group, Inc. Mr. Shepard ultimately signed a consent decree with the SEC, pursuant to which he paid an $80,000 civil penalty. Mr. Shepard received a Bachelor of Science in Insurance and Risk Management from the University of Illinois and a Juris Doctor from Northern Illinois University. He has been a member of the Illinois Bar Association since 1981. Mr. Shepard was selected to serve on our board of directors in light of his financial knowledge and familiarity with our predecessor, Atlas Sand Company LLC.
Robb L. Voyles—Director. Robb L. Voyles has served as a member of our Board since March 2023 and currently serves as chair of our Audit Committee. Mr. Voyles has served as a Mediator, Arbitrator and Referee/Special Master with JAMS, the largest private provider of alternative dispute resolution services worldwide since 2021. Mr. Voyles previously served as Executive Vice President, Secretary and Chief Legal Officer at Halliburton from 2014 through 2021, where he led the company’s litigation, commercial law, mergers and acquisitions, intellectual property, labor and employment and ethics and compliance departments. He was also responsible for Halliburton’s corporate governance, directed its enterprise risk management program and guided the company’s sustainability and ESG design, practices and reporting. Mr. Voyles also served as Halliburton’s interim Chief Financial Officer in 2017. Prior to his tenure at Halliburton, Mr. Voyles spent 26 years with Baker Botts L.L.P., where he was a senior partner and the global chair of the litigation department. Mr. Voyles earned a Juris Doctor degree from the University of Michigan Law School and a Bachelor of Business Administration in accounting from the University of Dayton. Mr. Voyles was appointed to our Board in March 2023 in connection with our IPO in light of his experiences in the oil field services industry, and with corporate governance and legal matters.

CORPORATE GOVERNANCE
This section describes key corporate governance guidelines and practices that the Board has adopted in accordance with the corporate governance rules of the New York Stock Exchange (“NYSE”), as applicable, which serve as a flexible framework within which the Board and its committees operate. Complete copies of our Corporate Governance Guidelines (the “Corporate Governance Guidelines”), the charters of the Board committees, and our Corporate Code of Business Conduct and Ethics (the “Code”), described below, are available under “Governance Documents” on the Governance page of the Investors section of our website at https://ir.atlas.energy/corporate-governance. Alternatively, you can request a copy of any of these documents free of charge by writing to us via post at: Atlas Energy Solutions Inc., Attn.: Investor Relations, 5918 W Courtyard Drive, Suite 500, Austin, Texas 78730, or by calling (512) 220-1200. Information on or accessible through our website is not incorporated by reference in this proxy statement.
Composition of the Board of Directors
The Board currently consists of nine members.
The A&R Stockholders’ Agreement (as defined below under the section titled “Certain Relationships and Related Party Transactions—Stockholders’ Agreement”) provides Mr. Brigham or his affiliates with the right to designate certain numbers of nominees to the Board so long as our Principal Stockholders (as defined below) and their affiliates collectively beneficially own specified percentages of the outstanding shares of Common Stock. Additionally, the A&R Stockholders’ Agreement provides that these Principal Stockholders agree to cause their respective shares of Common Stock to be voted in favor of the election of each of the director nominees designated by Mr. Brigham or his affiliates. Based on the beneficial ownership of the Principal Stockholders as of the Record Date, Mr. Brigham has the right to designate up to four directors to serve on our Board.
In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties.
Our directors are divided into three classes serving staggered three-year terms. Two of our Class I directors, assuming they are reelected at the Annual Meeting, will serve until our annual meeting of stockholders in 2027. Our Class II and Class III directors will serve until the annual meetings of stockholders in 2025 and 2026, respectively. Messrs. Brigham, Howard and Shepard are assigned to Class I, Messrs. Rogers, Mills and Langford are assigned to Class II and Mses. Burleson and Hock and Mr. Voyles are assigned to Class III. Mr. Shepard will no longer serve on the Board after his term expires at the Annual Meeting. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board.
Director Independence
We adhere to the rules of the NYSE in determining a director’s independence. The Board consults with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards define an “independent director” as a person that, in the opinion of the issuer’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Board has determined that Messrs. Howard, Langford, Mills and Voyles and Mses. Burleson and Hock are independent within the meaning of NYSE listing standards currently in effect and within the meaning of applicable securities laws. Our independent directors will have at least one executive session per year at which only independent directors are present.
Board Leadership Structure and Role in Risk Oversight
The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer and/or to appoint an Independent Lead Director in any manner that it determines to be in the best interest of the Company and its stockholders at any point in time. The Board reviews its leadership structure periodically as part of its annual self-assessment process and monitors developments in corporate governance.

During 2023, the Board combined the roles of Chairman of the Board and Chief Executive Officer, which were both held by Mr. Brigham. In March 2024, the Board appointed John Turner, the Company’s President and Chief Financial Officer, to the role of Chief Executive Officer. Mr. Brigham continues to serve as our Executive Chairman. The Board believes that Mr. Brigham is best situated to serve as Executive Chairman, as he is the director most familiar with the Company’s business and industry and is most capable of effectively identifying strategic priorities and leading the consideration and execution of the Company’s strategy. The Board believes that the current Board committee structure provides effective independent oversight of management and streamlines accountability and direction for Company performance because the Board’s independent directors bring experience, oversight, and expertise from outside of the Company while Mr. Brigham and Mr. Rogers bring Company-specific experience, expertise, and leadership.
The Board oversees the risk management activities designed and implemented by our management. The Board does not anticipate having a standing risk management committee, but rather executes its oversight responsibility both directly and through its existing committees. The Board also considers specific risk topics, including risks associated with our strategic initiatives, business plans and capital structure. Our management, including our executive officers, are primarily responsible for managing the risks associated with the operation and business of the Company and provide appropriate updates to the Board and the Audit Committee. The Board delegates to the Audit Committee oversight of its risk management process, and our other Board committees also consider risks as they perform their respective committee responsibilities. All Board committees report to the Board as appropriate, including when a matter rises to the level of a material or enterprise risk.
Meetings of the Board of Directors
The Board oversees the Company’s business. It establishes overall policies and standards and reviews the performance of management. From the date of the IPO through December 31, 2023, the Board held three regular meetings and two special meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served in each case held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not have a policy regarding director attendance.
The outside directors meet from time to time in executive session without management present. Our Corporate Governance Guidelines provide that if the non-management directors include directors who are not independent under the listing requirements of the NYSE, then at least once a year, there should be an executive session including only independent directors. Any director chosen by the Board (based on the recommendation of the Nominating & Governance Committee) to preside at these meetings will have the authority to call meetings of the independent directors and will be responsible for preparing an agenda for the meetings of the independent directors in executive session.
Committees of the Board of Directors
The committees of the Board include an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee and other committees formed by the Board from time to time for special purposes as designated by the Board.
Audit Committee
Rules implemented by the NYSE and the SEC require us to have an audit committee comprised of at least three directors who meet the independence and experience standards established by the NYSE and the Exchange Act, subject to transitional relief during the one-year period following the completion of the IPO. The Audit Committee consists of Messrs. Voyles and Mills and Ms. Burleson, who are all independent under the rules of the SEC and listing standards of the NYSE. Mr. Voyles serves as chairman of the Audit Committee. As required by the rules of the SEC and listing standards of the NYSE, the Audit Committee consists solely of independent directors. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her expertise, possesses the attributes outlined in such rules. Mr. Voyles satisfies the definition of “audit committee financial expert.”

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Board, including the selection of the Company’s independent accountants, the scope of its annual audits, fees to be paid to the independent accountants, the performance of its independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We maintain an Audit Committee Charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the NYSE or market standards, including:
•	pre-approval, appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;
•	review and oversight of the process of preparing the financial statements and performing the annual audit;
•	review and approval of the financial statements and recommendation to include the financial statements in the annual report to stockholders;
•	selection, compensation, evaluation and removal of the internal audit director and the activities and structure of the internal audit function;
•
review with management and the independent qualified reserve evaluator or auditor of the estimates of the Company’s mineral reserves and any audit of such estimates, and approval of the filing of reserve data and the report of the independent qualified reserve evaluator or auditor;

•	review of all Company earnings press releases and any financial information and earnings guidance to be provided to analysts and rating agencies;
•	approval or ratification of any related party transactions pursuant to the Company’s Related Persons Transactions Policy; and
•	review and oversight of the adequacy and effectiveness of the Company’s disclosure controls and procedures.
During 2023, the Audit Committee met six times.
Compensation Committee
The members of the Compensation Committee are Messrs. Langford and Mills and Mses. Burleson and Hock. Ms. Burleson serves as chairman of the Compensation Committee.
The Board has determined that each of Messrs. Langford and Mills and Mses. Burleson and Hock are independent. We maintain a Compensation Committee Charter, which details the principal functions of the Compensation Committee, including:
•
review and approval on an annual basis of the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•	review and approval of the compensation of all of the other Section 16 executive officers;
•	review of the executive compensation policies and plans;
•	implementation and administration of the incentive compensation equity-based remuneration plans;
•	assisting management in its compliance with the proxy statement and annual report disclosure requirements;
•	approval of all special perquisites, special cash payments and other special compensation and benefit arrangements for the executive officers and employees;
•	once required, preparation of a report on executive compensation to be included in the annual proxy statement; and
•	review, evaluation and recommendation of changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee must consider the independence of each such adviser, including the factors required by NYSE and the SEC.
During 2023, the Compensation Committee met five times.
Nominating & Corporate Governance Committee
The members of the Nominating & Corporate Governance Committee (the “Nominating & Corporate Governance Committee”) are Messrs. Howard, Shepard and Langford and Ms. Hock. Mr. Langford serves as chairman of the Nominating & Corporate Governance Committee. The Board has determined that each of Messrs. Howard and Langford and Ms. Hock are independent. Mr. Shepard will no longer serve on the Board or the Nominating & Corporate Governance Committee when his term expires at the Annual Meeting.
The Nominating & Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating & Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others. We maintain a Nominating & Corporate Governance Committee Charter, which details the principal functions of the Nominating & Corporate Governance Committee, including:
•
identification of individuals qualified to become members of the Board, consistent with the criteria that the Board has approved, and recommendation to the Board of persons to be nominated by the Board for election as directors at the annual meeting of stockholders or to be appointed by the Board to fill any vacancies on the Board;

•	periodic review of the criteria for the nomination of director candidates and approval of changes to the criteria as appropriate;
•	annual review of any relationships between the Company and each director for consideration by the Board in its determinations regarding director independence;
•	annual review of the Board and committee structure, including any need for changes in the number or composition of the Board or its committee structure;
•	review and periodic reassessment of the adequacy of the Corporate Governance Guidelines and recommendation of any proposed changes to the Board for approval;
•	review of management’s monitoring of the Company’s compliance programs and our Code, including a report of violations and waivers of the Code; and
•	annual preparation and administration of Board and committee evaluations to assess the performance of the Board, the Board’s committees and management.
During 2023, the Nominating & Corporate Governance Committee met two times.
Guidelines for Selecting Director Nominees
Although the Nominating & Corporate Governance Committee does not maintain a formal list of qualifications, the guidelines for selecting nominees generally provide that persons to be nominated:
•	should have demonstrated notable or significant achievements in business, education or public service;
•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating & Corporate Governance Committee considers a number of qualifications relating to management and leadership experience, background, integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating & Corporate Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific needs of the Board that arise from time to time and also considers the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. The Nominating & Corporate Governance Committee does not consider diversity of the Board when identifying and evaluating director nominees. The Nominating & Corporate Governance Committee does not distinguish among nominees recommended by stockholders and other persons.
Stockholders Recommendations to the Board of Directors
Stockholders who wish to recommend individuals to the Nominating & Corporate Governance Committee for consideration as potential director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials as required by the Amended and Restated Bylaws of the Company (the “Bylaws”), to the Corporate Secretary at Atlas Energy Solutions Inc., 5918 W Courtyard Drive, Suite 500, Austin, Texas 78730. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating & Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Communications with the Board of Directors
The Board has a process for stockholders and others to send communications to the Board or any director, including the Chair of our Audit Committee. All such communications should be sent by email to board@atlas.energy, if to the Board or any particular director, or auditcommittee@atlas.energy if to the Chair of our Audit Committee, or by mail addressed to the Board or any particular director at c/o Corporate Secretary, Atlas Energy Solutions Inc., Attn.: Corporate Secretary, 5918 W Courtyard Drive, Suite 500, Austin, Texas 78730. All appropriate communications received by the Company’s Corporate Secretary will be sent to the Board or the director.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers serve on the board or compensation committee of a company that has an executive officer that serves on the Board or Compensation Committee. No member of the Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.
Corporate Code of Business Conduct and Ethics
The Board has adopted our Code, which is applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Code provides a broad set of legal and ethical principles intended to guide our employees in the performance of their duties, and covers topics such as conflicts of interest, record keeping, gifts and gratuities, use of Company resources, business and trade practices, compliance with insider trading laws, health, safety and environmental policies, discrimination and harassment, confidentiality and political activity. We periodically review and, as necessary, revise the Code in accordance with good corporate governance practices. All directors, officers and employees are expected to act ethically and in compliance with Company policies and the Code. Any waiver of this code may be made only by the Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Code is available on our Investor Relations website at ir.atlas.energy under the heading “Governance Documents” under the “Governance” tab.

Corporate Governance Guidelines
The Board is committed to sound principles of corporate governance and has established Corporate Governance Guidelines that it believes are consistent with our core values, and that assist the Board in effectively exercising its responsibilities. The Corporate Governance Guidelines provide a framework for our Company’s governance and the Board’s activities, covering such matters as director independence, director orientation and continuing education, director responsibilities, director access to independent advisers and management, annual performance evaluations of the Board and its committees, and other corporate governance practices and principles. Our Board is required to periodically, and at least annually, review and, as appropriate, revise the Corporate Governance Guidelines to ensure that they reflect the Board’s corporate governance objectives and commitments. The Corporate Governance Guidelines are available on our Investor Relations website at ir.atlas.energy under the heading “Governance Documents” under the “Governance” tab.
Policy on Trading, Pledging and Hedging of Company Stock
We maintain an insider trading policy that, among other things, prohibits officers, including our named executive officers, directors and employees from engaging in “hedging” transactions with respect to our securities. This includes short sales, hedging of share ownership positions, transactions in straddles, collars or other similar risk reduction or hedging devices, and transactions involving derivative securities relating to our common stock. In addition, our insider trading policy also prohibits them from pledging Company securities as collateral for a loan that exceeds 15% of the market value of the pledged Company securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
A “Related Party Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:
•	any person who is, or at any time during the applicable period was, one of our directors, director nominees or one of our executive officers;
•	any person who is known by us to be the beneficial owner of more than 5.0% of our Common Stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of our Common Stock and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5.0% of our Common Stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

We have adopted a written related party transactions policy (the “RPT Policy”) pursuant to which the Audit Committee of the Board (the “Audit Committee”) will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our audit committee takes into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.
For all Related Party Transactions during 2023 that were required to be reported in “Certain Relationships and Related Party Transactions,” the procedures described above were followed. Since January 1, 2023, the Company has been a party to or participated in the following Related Party Transactions:
Anthem Ventures, LLC
Anthem Ventures, LLC (“Anthem Ventures”) provides us with transportation services. Anthem Ventures is owned and controlled by our Executive Chairman, Bud Brigham. During the year ended December 31, 2023, we made payments equal to approximately $0.3 million to Anthem Ventures for these services. As of December 31, 2023, we had $0.1 million outstanding accounts payable to Anthem Ventures.
Brigham Earth, LLC
Brigham Earth, LLC (“Brigham Earth”) provides us with professional and consulting services as well as access to certain information and software systems. Brigham Earth is owned and controlled by our Executive Chairman, Bud Brigham. During the year ended December 31, 2023, we made payments equal to approximately $0.4 million to Brigham Earth for these services. As of December 31, 2023, we had de minimis accounts payable to Brigham Earth.
Brigham Land Management LLC
Brigham Land Management LLC (“Brigham Land”) provides us with landman services for certain of our projects and initiatives. The services are provided on a per hour basis at market prices. Brigham Land is owned and controlled by Vince Brigham, an advisor to the Company and the brother of our Executive Chairman, Bud Brigham. During the year ended December 31, 2023, we made payments equal to approximately $1.0 million to Brigham Land for these services. As of December 31, 2023, we had $0.2 million outstanding accounts payable to Brigham Land.
In a Good Mood
In a Good Mood, LLC (“In a Good Mood”) provides the Company with access, at cost, to reserved space in the Moody Center in Austin, Texas for concerts, sporting events and other opportunities as a benefit to our employees and for business entertainment. In a Good Mood is owned and controlled by our Executive Chairman, Bud Brigham. During the year ended December 31, 2023, we made payments equal to approximately $0.2 million to In a Good Mood for this access. As of December 31, 2023, we did not have an outstanding accounts payable balance to In a Good Mood.
The Sealy & Smith Foundation
Atlas LLC entered into a royalty agreement associated with its leased property located in Kermit, Texas and a mining agreement associated with its leased property located in Monahans, Texas, in each case, with The Sealy & Smith Foundation (“Sealy & Smith”), which is a greater than 10% owner of our Common Stock, and of which Douglas M. Rogers, a member of our Board, is the Executive Director, Secretary/Treasurer and a member of the board of directors.
The royalty agreement associated with the Kermit facility terminated on the date of our IPO pursuant to the terms of the agreement. Under the mining agreement associated with the Monahans facility, we are committed to pay royalties on product sold from that facility and are required to pay a minimum royalty of $1.0 million for any lease year following our IPO. Royalty expense associated with these agreements is recorded as the product is sold and is included in cost of sales. For the year ended December 31, 2023, the royalty expense associated with these agreements was approximately $19.0 million and totaled approximately 7.3% of cost of sales.
Reorganization
Pursuant to a master reorganization agreement dated March 8, 2023, by and among the Company’s public company predecessor, AESI Holdings Inc. (f/k/a Atlas Energy Solutions Inc.) (“Old Atlas”), Atlas Sand Management Company, LLC, a Texas limited liability company (“ASMC”), Atlas LLC, Atlas Sand Holdings, LLC, a Delaware limited liability company (“Holdings”), Atlas Sand Operating, LLC, a Delaware limited liability company (“Atlas Operating”), Atlas Sand Holdings II, LLC, a Delaware limited liability company (“Holdings II”), Atlas Sand Management Company II, LLC, a Delaware limited liability company (“ASMC II”), and Atlas Sand Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Old Atlas and the parties thereto completed certain restructuring transactions (the “Reorganization”) in connection with the IPO. As part of the Reorganization:
•	Merger Sub merged with and into Atlas LLC, with Atlas LLC surviving as a wholly owned subsidiary of Atlas Operating;
•
Holdings, Holdings II and ASMC II were formed (collectively with ASMC, the “HoldCos”), through which certain holders who previously held membership interests in Atlas LLC (the “Legacy Owners”) were issued the membership interests in Atlas Operating, as represented by a single class of common units (“Operating Units”);

•
certain Legacy Owners, through the HoldCos, transferred all or a portion of their Operating Units and voting rights, as applicable, in Atlas Operating to Old Atlas in exchange for an aggregate of 39,147,501 shares of Class A common stock, par value $0.01 per share, of Old Atlas (the “Old Atlas Class A common stock”), and, in the case of Legacy Owners that continued to hold Operating Units through the HoldCos, an aggregate of 42,852,499 shares of Class B common stock, par value $0.01 per share, of Old Atlas (the “Old Atlas Class B common stock,” and together with the Old Atlas Class A common stock, the “Old Atlas common stock”), so that such Legacy Owners that continued to hold Operating Units also held, through the HoldCos, one share of Old Atlas Class B common stock for each Operating Unit held by them immediately following the Reorganization;

•	the 1,000 shares of Old Atlas Class A common stock issued to Atlas LLC at the formation of Old Atlas were redeemed and canceled for nominal consideration; and
•
Old Atlas contributed all of the net proceeds received by it in the IPO to Atlas Operating in exchange for a number of Operating Units equal to the number of shares of Old Atlas Class A common stock outstanding after the IPO, and Atlas Operating further contributed the net proceeds received to Atlas LLC.

As a result of the Reorganization, (i) Old Atlas’s sole material asset consisted of Operating Units, (ii) Atlas Operating’s sole material asset consisted, and still consists, of 100% of the membership interests in Atlas LLC and (iii) Atlas LLC owns all of the Company’s operating assets.

As a result of the IPO and Reorganization:
•
the Legacy Owners collectively owned all of the outstanding shares of Old Atlas Class B common stock and 39,147,501 shares of Old Atlas Class A common stock, collectively representing 82.0% of the voting power and 68.5% of the economic interest of Old Atlas (and 82.0% of the economic interest of Atlas LLC, including both direct and indirect ownership interests) at the closing of the IPO and Reorganization;

•	Old Atlas owned an approximate 57.1% interest in Atlas Operating; and
•	the Legacy Owners that continued to hold Operating Units collectively owned an approximate 42.9% interest in Atlas Operating.
On September 13, 2023, we distributed the Operating Units and shares of Old Atlas common stock previously held by the HoldCos to the Legacy Owners in accordance with the distribution provisions of each respective HoldCo operating agreement. Immediately following the distribution, the Legacy Owners held shares of Old Atlas Class A common stock or Old Atlas Class B common stock (and corresponding Operating Units) directly.
Up-C Simplification
On October 2, 2023, Old Atlas and the Company completed the Up-C Simplification (as defined below) contemplated by a master reorganization agreement (the “Master Reorganization Agreement”), dated as of July 31, 2023, by and among the Company, Old Atlas, Atlas Operating, AESI Merger Sub Inc., a Delaware corporation (“PubCo Merger Sub”), Atlas Operating Merger Sub, LLC, a Delaware limited liability company (“Opco Merger Sub” and, together with PubCo Merger Sub, the “Merger Subs”), and Holdings, in order to, among other things, reorganize under a new public holding company (the “Up-C Simplification”).
Pursuant to the Master Reorganization Agreement, (a) PubCo Merger Sub merged with and into Old Atlas (the “PubCo Merger”), as a result of which (i) each share of Old Atlas Class A common stock then issued and outstanding was exchanged for one share of Common Stock of the Company, (ii) all of the shares of Old Atlas Class B common stock then issued and outstanding were surrendered and cancelled for no consideration and (iii) Old Atlas survived the PubCo Merger as a direct, wholly owned subsidiary of the Company; and (b) Opco Merger Sub merged with and into Atlas Operating (the “Opco Merger” and, together with the PubCo Merger, the “Mergers”), as a result of which (i) each Operating Unit then issued and outstanding, other than those Operating Units held by Old Atlas, was exchanged for one share of the Company’s Common Stock and (ii) Atlas Operating became a wholly-owned subsidiary (partially direct and partially indirect through Old Atlas) of New Atlas.
In connection with the Up-C Simplification:
•
each share of Old Atlas Class A common stock issued and outstanding immediately prior to the effective time of the Mergers (the “Effective Time”) was exchanged for one share of Common Stock of the Company and the holders of Old Atlas Class A common stock became stockholders of the Company;

•	all of the Old Atlas Class B common stock issued and outstanding immediately prior to the Effective Time were surrendered and cancelled for no consideration;
•
each Operating Unit issued and outstanding immediately prior to the Effective Time, other than Operating Units held by Old Atlas, was exchanged for one share of Common Stock of the Company, and the holders of such Operating Units became stockholders of the Company;

•
Old Atlas continues to hold all of the issued and outstanding Operating Units it held as of immediately prior to the Effective Time, such Operating Units were otherwise unaffected by the Up-C Simplification (including the Opco Merger), and such Operating Units, together with the Operating Units received by the Company in connection with the Opco Merger (which the Company subsequently contributed to Old Atlas), constitute all of the Operating Units currently issued and outstanding;

•	Old Atlas became a direct, wholly-owned subsidiary of the Company, and all of the shares of Old Atlas Class A common stock then held by the Company were recapitalized into a single share;
•
as of the Effective Time, the Company assumed (a) the Atlas Energy Solutions Inc. Long Term Incentive Plan (the “LTIP”), (b) all awards of restricted stock units and performance share units, in each case, whether vested or unvested, that were then outstanding under the LTIP, (c) the grant notices and agreements evidencing such awards, and (d) the then remaining unallocated share reserve issuable under the LTIP; and

the terms and conditions that were in effect immediately prior to the Up-C Simplification under each outstanding award assumed by the Company continue in full force and effect after the Up-C Simplification, with certain exceptions to reflect the completion of the Up-C Simplification, such as each award denominated with reference to shares of the Company’s Common Stock instead of Old Atlas Class A common stock and the performance share unit awards being in reference to performance of the Company instead of performance of Old Atlas (with respect to the portion of the applicable performance period following the Up-C Simplification);
•
as of the Effective Time, (a) the Company assumed Old Atlas’s existing Management Change in Control Severance Plan (and each participation agreement thereunder that was then outstanding) and (b) the terms and conditions of the director compensation program applicable to members of the board of directors of Old Atlas (and any committees thereof) were applied instead to members of the board of directors of the Company (and any committees thereof) (and any portion of such compensation to be granted in the form of equity-based awards will be granted in awards denominated with reference to shares of the Company’s Common Stock instead of Old Atlas Class A common stock); and

•
Old Atlas changed its name from “Atlas Energy Solutions Inc.” to “AESI Holdings Inc.,” and the Company changed its name from “New Atlas HoldCo Inc.” to “Atlas Energy Solutions Inc.” The Company was approved to have its Common Stock listed on the New York Stock Exchange under the ticker symbol “AESI,” the trading symbol previously used by Old Atlas.

After completion of the Up-C Simplification, the Company replaced Old Atlas as the publicly held entity and, through its subsidiaries, will conduct all of the operations previously conducted by Old Atlas, and Old Atlas will remain the managing member of Atlas Operating.
Registration Rights Agreement
In connection with the closing of the IPO, Old Atlas entered into a registration rights agreement with certain Legacy Owners, including Bud Brigham and Gregory Shepard (the “Original Registration Rights Agreement”), covering, in the aggregate, approximately 38.4% of the Old Atlas Class A and Class B common stock on a combined basis. Pursuant to the Original Registration Rights Agreement, Old Atlas agreed to register under the U.S. federal securities laws the offer and resale of shares of Old Atlas Class A common stock (including shares issued in connection with any redemption of Operating Units) by such Legacy Owners or certain of their respective affiliates or permitted transferees under the Original Registration Rights Agreement.
On October 2, 2023, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with Old Atlas and certain stockholders identified on the signature pages thereto, including Bud Brigham and Gregory Shepard. The A&R Registration Rights Agreement was entered into in order to, among other things, provide for the assumption of Old Atlas’s obligations thereunder by the Company. The A&R Registration Rights Agreement is substantially similar to the Original Registration Rights Agreement but contains certain administrative and clarifying changes to reflect the transition from a dual class capital structure to a single class of common stock. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement is filed or becomes effective. These registration rights will be subject to certain conditions and limitations.
Stockholders’ Agreement
In connection with the closing of the IPO, Old Atlas entered into a stockholders’ agreement (the “Original Stockholders’ Agreement”) with certain of our Legacy Owners, including Bud Brigham, John Turner, Dathan Voelter A. Lance Langford and his spouse, Brenda L. Langford, Gregory Shepard, Stacy Hock and her spouse, Joel Hock (the “Principal Stockholders”). Among other things, the Original Stockholders’ Agreement provides our Executive Chairman, Bud Brigham, the right to designate a certain number of nominees for election or appointment to our Board as described below according to the percentage of common stock held by such Principal Stockholders.

Pursuant to the Original Stockholders’ Agreement, we will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election or appointment of the nominees designated by Mr. Brigham or his affiliates, and each of the Principal Stockholders will agree to cause its respective shares of Common Stock to be voted in favor of the election of each of the nominees designated by Mr. Brigham or his affiliates. Mr. Brigham or his affiliates will be entitled to designate the replacement for any of his respective board designees whose board service terminates prior to the end of such director’s term.
The Original Stockholders’ Agreement provides Mr. Brigham the right to designate nominees for election to the Company’s board of directors as follows:
•
so long as the Principal Stockholders collectively beneficially own greater than 50% of the Common Stock, Mr. Brigham or his affiliates will have the right to determine the size of the Board and designate all members of the Board, including the right to designate all individuals to be included in the slate of directors to be nominated by the Board for election by the stockholders of the Company;

•
so long as the Principal Stockholders collectively beneficially own at least 35% but not greater than 50% of the Common Stock, Mr. Brigham or his affiliates will have the right to designate four members of the Board, including the right to designate four individuals to be included in the slate of directors to be nominated by the Board for election by the stockholders of the Company;

•
so long as the Principal Stockholders collectively beneficially own at least 25% but not greater than 35% of the Common Stock, Mr. Brigham or his affiliates will have the right to designate three members of the Board, including the right to designate three individuals to be included in the slate of directors to be nominated by the Board for election by the stockholders of the Company;

•
so long as the Principal Stockholders collectively beneficially own at least 10% but not greater than 25% of the Common Stock, Mr. Brigham or his affiliates will have the right to designate two members of the Board, including the right to designate two individuals to be included in the slate of directors to be nominated by the Board for election by the stockholders of the Company; and

•
so long as the Principal Stockholders collectively beneficially own at least 5% but not greater than 10% of the Common Stock, Mr. Brigham or his affiliates will have the right to designate one member of the Board, including the right to designate one individual to be included in the slate of directors to be nominated by the Board for election by the stockholders of the Company.

In addition, the Original Stockholders’ Agreement provides that for so long as Mr. Brigham or any of his affiliates is entitled to designate any members of our Board, we will be required to take all necessary actions to cause each of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee of our Board to include in its membership at least one director designated by Mr. Brigham or his affiliates, except to the extent that such membership would violate applicable securities laws or stock exchange rules.
Furthermore, so long as the Principal Stockholders collectively beneficially own at least a majority of the outstanding shares of our Common Stock, we have agreed not to take, and will cause our subsidiaries not to take, the following actions (or enter into an agreement to take such actions) without the prior consent of Mr. Brigham or his affiliates, subject to certain exceptions:
•	adopting or proposing any amendment, modification or restatement of or supplement to our certificate of incorporation or bylaws;
•	increasing or decreasing the size of our Board; or
•	issuing any equity securities that will rank senior to our Common Stock as to voting rights, dividend rights or distribution rights upon liquidation, winding up or dissolution of the Company.
On October 2, 2023, the Company entered into an amended and restated stockholders’ agreement (the “A&R Stockholders’ Agreement”) with Old Atlas and certain of the Principal Stockholders. The A&R Stockholders’ Agreement was entered into in order to, among other things, provide for the assumption of Old Atlas’s obligations thereunder by the Company. The A&R Stockholders’ Agreement is substantially similar to the Original Stockholders’ Agreement but contains certain administrative and clarifying changes to reflect the transition from a dual class capital structure to a single class of common stock.

DIRECTOR COMPENSATION
Our directors play a critical role in guiding the Company’s strategic direction and in overseeing the Company’s management. The many responsibilities and risks and the substantial time commitment of being a director require the Company to provide adequate compensation commensurate with the directors’ workload and opportunity costs. During 2023, directors who were not employees of the Company received annual cash retainers and a restricted stock unit award as set forth below in respect of their service on the Board during 2023. Directors who are employees of the Company do not receive any additional compensation for their service on the Board.
Cash Compensation. The following table is a summary of the annual cash retainers that were approved in March 2023 for the non-employee directors to be paid in arrears in quarterly installments. In 2023, non-employee directors received a pro-rated retainer fee based on their roles on the Board and the time period from when they were appointed. Those amounts are disclosed below. We also reimburse directors for fees or expenses incurred in connection with attending meetings.
Compensation Component	Annual Amount ($)
Non-Employee Board Member	75,000
Committee Chair
Audit Committee	30,000
Compensation Committee	20,000
Nominating & Corporate Governance Committee	20,000
Equity Compensation. Our non-employee director compensation program is intended to include a meaningful element of equity-based compensation awards from the LTIP to align the interests of our directors and our stockholders. Non-employee directors receive an annual award from our LTIP in the form of restricted stock units with a target value equal to $145,000.
2023 Director Compensation Table
The following table sets forth information for the year ended December 31, 2023, regarding the compensation awarded to, earned by or paid to the non-employee directors who served on the Board during 2023. Mr. Brigham, the Executive Chairman of the Company, does not receive additional compensation for his service as a director, and therefore, is not included in the Director Compensation table below. All compensation paid to Mr. Brigham is reported in the “Summary Compensation Table” under the section titled “Executive Compensation.”
Director Compensation in 2023
Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Gayle Burleson	77,583.33	128,815	206,398.33
Steven C. Cole	42,500	128,815	171,315
Stacy Hock	61,250	128,815	190,065
A. Lance Langford	77,583.33	128,815	206,398.33
Mark P. Mills	61,250	128,815	190,065
Douglas Rogers	61,250	140,899	202,149
Gregory M. Shepard	22,083.33	72,508	94,591.33
Robb L. Voyles	85,750	128,815	214,565
(1)
The amounts in this column reflect the aggregate grant date fair value of stock awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 and as reported in Note 11 to the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, but assuming no forfeitures. For each Director the amount reflected in the Stock Awards column represents restricted stock units (“RSUs”). RSU recipients accrue dividend rights on un-vested RSU awards, which will be remitted to the recipient to the extent that the RSUs vest. Each director, other than Gregory M. Shepard, received a number of RSUs calculated by dividing the target equity value by the initial public offering price of $18.00 per share. Mr. Shepard received an award that was prorated for a partial year of service.

(2)
For each of the directors other than Steven C. Cole and Gregory M. Shepard, there were 8,056 RSUs outstanding as of December 31, 2023. Mr. Cole’s RSUs vested immediately upon his resignation from the Board. Mr. Shepard had 3,197 RSUs outstanding as of December 31, 2023.

2024 Director Compensation Program
For 2024, the non-employee director compensation program includes the same cash retainers described above for 2023, which amounts will be paid in arrears in quarterly installments. Non-employee directors will also receive an annual restricted stock unit award, with a target value of $145,000 that vests on the one-year anniversary of the grant date, subject the director’s continued service through such date. Each director may elect to receive their cash retainer in the form of equity by combining their respective annual cash retainer with the grant date fair value of the restricted stock unit award.

EXECUTIVE COMPENSATION
We are currently considered an “emerging growth company,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our principal executive officer and our next two most highly compensated executive officers (each a “Named Executive Officer” or “NEO”).
2023 Summary Compensation Table
The following table sets forth the aggregate compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2023 and 2022, to the extent that they were NEOs for the applicable year.
Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	Total ($)
Ben M. “Bud” Brigham Executive Chairman	2023	497,692	0	5,608,333	0	0	6,106,025
	2022	0	0	0	0	0	0
John Turner Chief Executive Officer, President and Chief Financial Officer	2023	515,385	611,350	1,658,250	0	0	2,784,985
	2022	393,847	490,000	0	0	0	883,847
Dathan C. Voelter(3) General Counsel and Secretary	2023	390,385	317,100	5,560,628	0	9,900	6,278,013
(1)
The bonuses disclosed in this column reflect discretionary amounts that were earned by the applicable Named Executive Officers during the 2023 or 2022 calendar year, as applicable, whether or not paid in such calendar year.

(2)
The amounts in this column reflect the aggregate grant date fair value of stock awards in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 and as reported in Note 11 to the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, but assuming no forfeitures. For each NEO the amount reflected in the Stock Awards column represents a combination of restricted stock units (“RSUs”) and performance share units (“PSUs”). RSU and PSU recipients accrue dividend rights on un-vested RSU and PSU awards, which will be remitted to the recipient to the extent that the RSUs or PSUs vest. Please refer to the table below for the value of the RSUs and PSUs granted to each of our NEOs in 2023. Values for the PSUs within the table above reflect the probable outcome as of the date of grant, which is not the maximum value achievable. The table below also includes the maximum PSU values achievable as of the date of grant.

Name	RSUs ($)	PSUs (Probable Value) ($)	PSUs (Maximum Value) ($)
B. Brigham	0	5,608,333	11,216,666
J. Turner	732,875	925,375	1,850,750
D. Voelter	4,999,795	560,833	1,121,666
(3)	The amount reflected in the All Other Compensation column consists of the Company’s matching contribution of $9,900 to his 401(k) plan account.
Salary and Bonus Compensation
None of our NEO’s are party to an employment agreement or other individual service agreement. In March 2023, the Compensation Committee determined the respective base salaries and short-term and long-term incentive targets to provide each named executive officer a competitive compensation opportunity upon the IPO. The Compensation Committee considers each NEO’s specific role, experience and individual performance when determining base salaries.
Our NEO’s, with the exception of Mr. Brigham, are eligible to receive annual bonuses under our Short-term Incentive Plan (our “STIP”). Mr. Brigham’s target compensation consists only of a base salary and long-term incentive opportunity.
Our 2023 STIP is based on specific weighted performance metrics. The Compensation Committee’s assessment of achievement relative to those metrics and their qualitative assessment of overall Company and individual performance drives funding of the STIP. STIP payouts for NEOs are capped at 200% of target.

Our Compensation Committee establishes STIP performance metrics that it believes are critical to delivering our near-term goals and long-term strategy of shareholder value creation. Adjusted free cash flow represents the heaviest weighted goal for 2023 at 60% of the total STIP scorecard. Twenty percent of the 2023 scorecard is tied to the on-time and on-budget delivery of the new proppant production facility at our Kermit, Texas location, which was completed and commissioned in December 2023. The remaining 20% of the 2023 scorecard is allocated to discretionary evaluation where the Committee will consider our safety performance for 2023 and our continued progress against our long-term strategy.
The 2023 STI Plan metrics and resulting performance are described below:
Performance Goal	Goal Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result
Adjusted Free Cash Flow ($MM)	60%	$250	$290	$310	65.7%
Kermit – 2A Expansion On Time	10%		Confirmed		10.0%
Kermit – 2A Expansion On Budget	10%		Confirmed		10.0%
Discretionary Evaluation	20%		—		20.0%
Total Weight	100%				105.7%
Long-term Incentive Plan
In order to incentivize management members, in March 2023, our Board adopted the Long-term Incentive Plan (“LTIP”) for employees, consultants, and directors. Our LTIP is designed to align the interests of our participants with those of our shareholders and reward participants for financial performance and increases in the value of our common stock over a long-term period. The long-term incentive component of our executive compensation program represents a substantial majority of our NEOs’ compensation, linking a significant portion of NEOs’ compensation to our stock price performance, both on an absolute and relative basis.
In 2023, our NEOs’ long-term incentive awards consisted of two vehicles:

Performance Share Units – PSUs
Vesting of the 2023 PSUs is tied to our shareholder return and Return on Capital Employed (“ROCE”) performance. Seventy-five percent of the PSU award is based on our total shareholder return (“TSR”) over the three-year performance cycle as compared to that of our 15-company peer group. The payout scale for relative total shareholder return is presented below; this scale requires greater than 50th percentile relative performance to achieve a target (100%) payout. In the event that our absolute shareholder return is negative over the three-year period, the total possible payout for the relative TSR component is capped at 100% of target.
The remaining 25% of the PSU award is based on achieving specified ROCE goals over the three-year performance period.

Performance Component	Weight	Threshold	Performance Target	Maximum
Relative Total Shareholder Return Measured relative to compensation peer group Capped at 100% payout if AESI TSR is negative	75%	30th Percentile	60th Percentile	90th Percentile
Return on Capital Employed	25%	15%	20%	25%
PSUs earned (% of target)		50%	100%	200%
Achievement between payout levels is determined utilizing linear interpolation based on position.
If actual achievement for the performance condition does not meet at least the threshold level, the award will fail to vest, and zero payout will be realized. The maximum PSU payout opportunity is 200% of target.
Restricted Stock Units – RSUs
The RSUs vest ratably over three years and are intended to retain our executives and strengthen the alignment of executive officer compensation with the experience of our shareholders. The ultimate value realized by executives from the RSU award depends on the long-term performance of our stock.
On March 8, 2023, our Board approved grants of equity-based compensation awards to our NEOs, which were effective March 13, 2023 and presented in the table below.
	Long-term Incentive Target	PSUs	RSUs
Ben Brigham	$4,500,000	277,778	—
John Turner	$1,650,000	45,833	45,833
Dathan Voelter	$1,000,000	27,778	27,778
In addition to the March 2023 award described above, Mr. Voelter received a special, one-time retention award of 207,074 RSUs which will vest over three years.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our full-time employees, including our Named Executive Officers who are eligible to participate in such plans on the same basis as all other employees. We maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), where full-time employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating Named Executive Officers, to save for the future (the “401(k) Plan”). In addition, we provide a matching contribution equal to 100% of the first 3% of an employee’s eligible compensation deferred into the 401(k) Plan. We do not maintain deferred compensation or pension plan arrangements.
Perquisites
We do not provide our executive officers with material perquisites or benefits that are not provided to our employee population generally, with the exception of an executive level relocation program in the event that we request a new hire to relocate on our behalf.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table reflects information regarding outstanding equity-based awards held by our Named Executive Officers as of December 31, 2023. All awards reflected below are governed by the LTIP.
		Stock Awards
Name	Grant Date	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit or Other Rights That Have Not Vested ($)(3)
Ben M. “Bud” Brigham	03/13/2023(4)	—	—	555,556	9,566,667
John Turner	03/13/2023(1)	45,833	789,244	—	—
	03/13/2023(4)	—	—	91,667	1,578,500
Dathan C. Voelter	10/04/2023(2)	207,074	3,565,814	—	—
	03/13/2023(1)	27,778	478,337	—	—
	03/13/2023(4)	—	—	55,556	956,667
(1)	The 2023 annual RSU awards vest ratably on the first, second, and third anniversaries of the date of grant.
(2)	Represents a special, one-time retention award which vests ratably vest ratably on the first, second, and third anniversaries of the date of grant.
(3)	Market value is determined by multiplying the number of shares reported by $17.22, the closing price of our Common Stock on December 29, 2023.
(4)
In accordance with the SEC rules, the number of shares presented in this table reflects a payout percentage of 200%; provided, however, that depending on performance, the actual number of PSUs earned may be less than this amount.

Potential Payments upon a Change of Control or Termination
We do not maintain employment agreements with our NEOs. We adopted our Management Change in Control Severance Plan (the “Severance Plan”) during the first half of 2023 to provide for severance pay and benefits to our NEOs and participating members of management (each, a “Manager”) upon a termination due to our termination of the participant without cause or by the employee for good reason (collectively, a “Qualifying Termination”) or a termination due to death or disability, and to attract and retain talent in the event of any change in control. The Severance Plan generally defines a change in control as (i) an acquisition of 50% or more of our then-outstanding shares or the combined voting power of our then-outstanding voting securities, (ii) individuals who constitute the Board cease for any reason to constitute at least a majority of the Board, excluding any director whose election or nomination was approved by a vote of at least a two-thirds of the then current directors unless such approval occurs as a result of an actual or threatened election contest, (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or an acquisition of assets of another entity, unless certain securities ownership percentages remain unchanged following the event, or (iv) approval by our stockholders of our complete liquidation or dissolution.
Non-Change in Control Termination. Upon a Qualifying Termination of a Manager, outside of the period of time beginning six months prior to the occurrence of a change in control and lasting through the 18-month anniversary of the occurrence of the change in control (the “Covered Period”) or a termination due to death or disability (collectively, a “Non-CIC Termination”), so long as the Manager satisfies the conditions to payment of severance benefits described below, the Manager will be entitled to receive the following severance benefits: (i) a lump sum cash severance payment calculated by multiplying the Manager’s individual severance multiplier (described below) by the aggregate amount of the Manager’s base salary and target cash bonus amount for the year in which the applicable termination occurs; (ii) a lump-sum cash payment equal to the pro-rated amount of the Manager’s target cash bonus award set for the year in which the applicable termination occurs, pro-rated on a daily basis for the applicable calendar year; (iii) subject to the Manager’s timely election of continuation coverage pursuant to Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), a lump sum equal to the employer portion of continued coverage for 18 months following the separation date for the Manager and the Manager’s spouse and eligible dependents under our health plans; and (iv) payment or reimbursement, as applicable, of (x) earned but unpaid base salary as of the date of the applicable termination; (y) all incurred but unreimbursed expenses for which the Manager is entitled to reimbursement; and (z) benefits to which the Manager is entitled under the terms of any of our applicable benefit plans or programs (collectively, the “Accrued Benefits”).
Change in Control Termination. Upon a Qualifying Termination of a Manager during the Covered Period (a “CIC Termination”), so long as the Manager satisfies the conditions to payment of severance benefits described below, the Manager will be entitled to receive the following severance benefits: (i) a lump sum cash severance payment calculated by multiplying the Manager’s individual severance multiplier by the aggregate amount of the Manager’s base salary and target cash bonus amount for the year in which the applicable Qualifying Termination occurs; (ii) a lump-sum cash payment equal to the amount of the Manager’s target cash bonus award set for the year in which the applicable Qualifying Termination occurs; (iii) subject to the Manager’s timely election of continuation coverage pursuant to COBRA, a lump sum equal to the employer portion of continued coverage for 24 months following the separation date for the Manager and the Manager’s spouse and eligible dependents under our health plans; and (iv) the Accrued Benefits.
Severance Conditions. Each Manager will receive an individual participation agreement that contains that Manager’s terms of eligibility and any provisions that may be applicable to the Manager in addition to or as modification of the terms of the Severance Plan, including an individualized severance multiplier that will be applicable for calculating the lump sum cash payments described above. As of December 31, 2023, the individual severance multipliers for Bud Brigham, John Turner, and Dathan Voelter were, with respect to any Non-CIC Termination, 2X for Bud Brigham, 2X for John Turner, and 1.5X for Dathan Voelter and, with respect to any CIC Termination, 3X for Bud Brigham, 3X for John Turner, and 2X for Dathan Voelter. Payment of the severance benefits under the Severance Plan is subject to a Manager’s execution and non-revocation of a general release of claims and the Manager’s continued compliance with the terms of the Severance Plan, including, but not limited to, the restrictive covenant obligations set forth therein.
Equity Awards. Our equity award agreements provide for certain protections upon different change in control and termination scenarios.
RSUs. RSUs accelerate and become fully vested upon a change in control, upon a termination of employment due to death or disability or and upon a Qualifying Termination.
PSUs. If the participant’s employment is terminated other than because of a Qualifying Termination or due to death or disability, then the participant’s PSUs are automatically forfeited without payment upon such termination. If, prior to the end of the performance period, the participant is terminated by reason of a Qualifying Termination, then the participant is deemed to have satisfied all service-based employment requirements on a pro-rata basis; if the participant’s termination is due to a death or disability prior to the end of the performance period, then the participant is deemed to have satisfied all service-based employment requirements in full. With respect to a termination due to a Qualifying Termination, a death or a disability within the first two years of the performance period, all performance-based vesting conditions will be deemed to be met at 100% and the resulting vested PSUs will be settled within a 30-day period following the termination. If the participant’s employment is terminated due to a Qualifying Termination or death or disability during the third calendar year of the performance period, then the PSUs will continue to be subject to the performance goals for the remainder of the performance period and performance will be deemed to be met at the actual performance level satisfied at the end of the performance period. In the event of a change in control during the performance period, any PSUs determined to become vested PSUs are payable to the participant in connection with that event. The Compensation Committee will determine the actual performance levels achieved as of the date of such change in control, if determinable, and all service-based requirements will be deemed to be satisfied.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of Atlas’s Common Stock as of March 18, 2024:
•	each person known to us to beneficially own more than 5% of any class of Atlas’s outstanding voting securities;
•	each member of the Board;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address for each of the Company’s directors and named executive officers and each beneficial owner of more than 5% of any class of Atlas’s outstanding voting securities listed in the tables below is c/o Atlas Energy Solutions Inc., 5918 W. Courtyard Dr., Suite 500, Austin, Texas 78730.
	Shares of Atlas Common Stock Beneficially Owned
	Number	Percentage(1)
Over 5% Stockholders
The Sealy & Smith Foundation(2)	14,824,988	13.50%
Directors, Director Nominees and Named Executive Officers:
Ben M. Brigham(3)	14,980,185	13.64%
John Turner	1,551,747	1.41%
Dathan C. Voelter	161,008	*
Gayle Burleson	8,056	*
Stacy Hock(4)	970,738	*
John Michael Howard	—	—
A. Lance Langford(5)	1,238,705	1.13%
Mark P. Mills	8,056	*
Douglas G. Rogers	3,000	*
Gregory M. Shepard(6)	7,319,428	6.66%
Robb L. Voyles	8,056	*
Directors, Director Nominees and Executive Officers as a group (12 persons)	27,739,242	24.34%
*	Less than 1%.
(1)	Percentages based on 109,850,496 shares outstanding on March 18, 2024.
(2)
These shares are held directly by The Sealy & Smith Foundation. Douglas G. Rogers is the Executive Director and Secretary/Treasurer of The Sealy & Smith Foundation. The board of directors of The Sealy & Smith Foundation consists of seven members: Douglas G. Rogers, Keith Bassett, Jere Pederson, Jim Galbraith, John Kelso, George Sealy and Michael Doherty. Accordingly, the officers and members of the board of directors of The Sealy & Smith Foundation may be deemed to have or share beneficial ownership of the shares held by The Sealy & Smith Foundation. The mailing address of The Sealy & Smith Foundation is 2200 Market Street, Suite 500, Galveston, Texas 77550.

(3)
Includes (i) 3,800,000 shares of Common Stock held directly by Anne and Bud Oil & Gas Unvested LLC (“Anne and Bud Unvested”), (ii) 9,968,045 shares of Common Stock held directly by Anne and Bud Oil & Gas Vested LLC (“Anne and Bud Vested”) and (iii) 896,290 shares of Common Stock held directly by Brigham Children’s Family LP (“Brigham Children’s LP”). Mr. Brigham is the manager of Anne and Bud Unvested, the manager of Anne and Bud Vested and the co-manager of BCFP GP, LLC, which is the general partner of Brigham Children’s LP. Therefore, Mr. Brigham may be deemed to share the right to direct the voting or investment of the shares directly held by Anne and Bud Unvested, Anne and Bud Vested and Brigham Children’s LP. Additionally, Mr. Brigham may be deemed to have shared voting power over all securities held by the Principal Stockholders party to the A&R Stockholders’ Agreement, in light of his right to designate nominees for election to the Board and the obligation of the Principal Stockholders to vote their respective shares in favor of Mr. Brigham’s nominees. See the section titled “Certain Relationships and Related Party Transactions—Existing Stockholders’ Agreement” herein. Because Mr. Brigham may be deemed to have shared voting power with respect to the shares held by the Principal Stockholders, he may be deemed to be the beneficial owner of such shares. Mr. Brigham disclaims beneficial ownership of the shares held by Anne and Bud Unvested, Anne and Bud Vested, Brigham Children’s LP and the Principal Stockholders and each of their respective affiliated entities, except to the extent of his pecuniary interest therein, if any.

(4)	Includes 962,682 shares held jointly with her spouse.
(5)
Includes (i) 484,483 shares of Common Stock held directly by ALL Financial Trust and (ii) 592,146 shares of Common Stock held directly by BLL Financial Trust. Mr. Langford is the spouse of the trustee of ALL Financial Trust, and the trustee of BLL Financial Trust. Mr. Langford disclaims beneficial ownership of the shares held by ALL Financial Trust and BLL Financial Trust except to the extent of his pecuniary interest therein.

(6)	Includes 442,210 shares of Common Stock pledged as security.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents the securities authorized for issuance under our equity compensation plans as of December 31, 2023:
	Equity Compensation Plan Information
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders(2)	2,109,401(3)	$—	8,135,015
Equity compensation plans not approved by security holders	—	—	—
Total	2,109,401	$—	8,135,015
(1)
The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon the vesting of RSUs subject to time-based vesting and the vesting of PSUs subject to certain market-based performance goals over a specified period of time, which are calculated at target.

(2)
The Long-Term Incentive Plan was adopted on March 8, 2023. For a description of our Incentive Plan, see Note 11 – Stock-Based Compensation to the consolidated financial statements in our Annual Report.

(3)
Includes 1,636,177 RSUs subject to time-based vesting and 473,224 PSUs subject to both continuous employment and certain market-based performance goals over a specified period of time, as described in the LTIP and associated award agreements and which are calculated at target. At payout, the number of performance shares may be reduced to zero or increased up to 200%.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed E&Y as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. E&Y has been our independent auditor since 2017. The audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, was completed by E&Y on February 27, 2024.
The Board is submitting the appointment of E&Y for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. A member of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider the appointment of that firm as the Company’s auditors. Even if stockholders ratify the selection of E&Y, the Audit Committee may choose to appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would, in its judgment, be in the best interests of the Company and our stockholders.
Audit and Other Fees
The following table presents fees billed for professional audit services and other services rendered to us by E&Y for the years ended December 31, 2023 and 2022:
	2023 ($)	2022 ($)
Audit Fees(1)	1,242,875	1,896,962
Audit-Related Fees(2)	—	—
Tax Fees(3)	4,890	205,038
All Other Fees(2)	—	—
TOTAL	1,247,765	2,102,000
(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our initial public offering incurred during the fiscal year ended December 31, 2023 and 2022, including comfort letters, consents, and review of documents filed with the SEC and with our Registration Statement on Form S-8 filed during the first fiscal quarter.

(2)	The Company did not incur audit-related or other fees in the years ended December 31, 2023 or December 31, 2022.
(3)	Tax fees consist of tax advisory services related to the initial public offering.
All fees described above were pre-approved by the audit committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Vote Required
Approval of Proposal TWO requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the matter at the Annual Meeting.
Recommendation
The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter, a copy of which is available on the Company’s website. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process and the Company’s independent registered accounting firm is responsible for auditing those financial statements. In this context, during fiscal year 2023, the Audit Committee met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with E&Y. The Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.
In addition, the Audit Committee has reviewed and discussed with E&Y: (i) the matters required to be discussed by Auditing Standard 1301 and the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and (ii) the written disclosures and the letter received from E&Y required by applicable requirements of the PCAOB regarding E&Y’s communications with the Audit Committee concerning independence and the independence of E&Y from the Company and its management.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Robb L. Voyles, Chairman
Gayle Burleson
Mark P. Mills

DELINQUENT SECTION 16(a) REPORTS
The Company believes, based on our records and review of filings with the SEC, that during the fiscal year ended December 31, 2023, our directors and executive officers complied with the filing requirements of Section 16(a) of the Exchange Act.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR
For Inclusion in Next Year’s Proxy Statement
Any stockholder who desires to include a proposal in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) must deliver it so that it is received no later than November 29, 2024, or, if the 2025 Annual Meeting is not held within 30 days of the one-year anniversary of the 2024 Annual Meeting, a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. Additionally, a stockholder must meet all requirements under the rules of the SEC, including Rule 14a-8 under the Exchange Act, necessary to have a proposal included in our proxy statement.
For Presentation at the 2025 Annual Meeting
Under our Bylaws, any stockholder who wants to propose a nominee for election as a director, or to present any other proposal, at the 2025 Annual Meeting must deliver the proposal so it is received no earlier than January 9, 2025, and no later than February 8, 2025. Under our Bylaws, however, if the date of the 2025 Annual Meeting is changed so that it is more than 30 days earlier or more than 60 days later than May 9, 2025, any such proposals must be delivered no later than the 10th day following the day on which we first publicly announce the date of the 2025 Annual Meeting. Additionally, a stockholder must meet all other requirements set forth in our Bylaws in order to have its proposal or director nomination presented at the meeting. If a stockholder submitting a proposal or director nomination as described above does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, then we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best jud7gment on any such stockholder proposal or director nomination.
Any such proposals or director nominations must be sent, in writing, to the Corporate Secretary, Atlas Energy Solutions Inc., 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730.
HOUSEHOLDING
SEC rules permit us to deliver a single copy of an annual report, proxy statement and Notice to any household at which two or more stockholders reside unless we have received contrary instructions from one or more of the stockholders. This benefits both you and the Company because it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy of the materials now or in future years, please request a duplicate set by phone at (800) 540-7095, online at www.proxyvote.com, by email at sendmaterial@proxyvote.com, or by writing to Atlas Energy Solutions Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 and a duplicate set will promptly be delivered to you. If you have received multiple copies of our proxy materials and would prefer to receive a single copy in future years, please follow the instructions set forth above or, if you hold your stock in street name, please contact your broker directly to discontinue duplicate mailings to your household.
SOLICITATION OF PROXIES
The Company is soliciting proxies by means of our proxy materials on behalf of the Board. Solicitation of proxies may be made via the Internet, by mail or by personal interview by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER PROXY SOLICITATION FOR SHAREHOLDER DIRECTOR NOMINEES
Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s bylaws for our 2025 Annual Meeting, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the address shown previously in this section so that it is received no earlier than December 26, 2024, and no later than January 25, 2025; provided, however, that if our 2025 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of this year’s Annual Meeting, to be properly brought, timely notice by the stockholder must be so delivered not earlier than the close of business on the 10th day following the day on which public announcement of the date of our 2025 Annual Meeting is first made by the Company.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Austin, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.
OTHER MATTERS
As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
DIRECTIONS TO ANNUAL MEETING
The Annual Meeting will be held at the Company’s corporate headquarters at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730.
ADDITIONAL INFORMATION
We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our Investor Relations website at ir.atlas.energy. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or any of the exhibits listed therein, please submit a request in writing to: Investor Relations, Atlas Energy Solutions Inc., 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).
The charters for our Audit Committee, our Compensation Committee and our Nominating & Corporate Governance Committee, as well as our Corporate Governance Guidelines and our Code, are available on our Investor Relations website (ir.atlas.energy) under the heading “Governance Documents” under the “Governance” tab, and are also available in print without charge upon written request to us at the address above.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
There are no legal proceedings to which any of our directors, executive officers, or any associate of any of our directors or executive officers is a party adverse to us or has a material interest adverse to us.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27466-P02304 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLAS ENERGY SOLUTIONS INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ben M. "Bud" Brigham
02) Mike Howard

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V27467-P02304

ATLAS ENERGY SOLUTIONS INC.
Annual Meeting of Stockholders
May 9, 2024 10:00 a.m. Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) John Turner and Dathan C. Voelter, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATLAS ENERGY SOLUTIONS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730 on May 9, 2024, at 10:00 a.m. Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side